UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 30, 2014
VGambling, Inc.
(Exact name of registrant as specified in its charter)
Nevada	333-156302	26-3062752
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Hodges Bay, Hodges Bay Road, St. Johns, Antigua and Barbuda
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		905-580-2978
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws

Effective September 30, 2014, we filed with the Nevada Secretary of State a Certificate of Amendment of Certificate of Incorporation, wherein we have increased our authorized share capital from 75,000,000 to 500,000,000 shares of stock having a par value of $0.001 per share.

The increase of authorized capital was approved by our board of directors and by a majority of our stockholders by resolutions dated September 29, 2014.

Item 9.01  Financial Statements and Exhibits

3.01

Certificate of Amendment of Certificate of Incorporation filed September 30, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VGambling, Inc.
/s/ Grant Johnson
Grant Johnson
President and Director

Date:	September 30, 2014